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                                  EXHIBIT 99.1
                                  ------------

                       Multex.com, Inc. and Subsidiaries
                 Condensed Consolidated Statement of Operations
               Period from September 23, 1999 to October 22, 1999
                                   Unaudited



Revenues                                                       $ 3,900,095
Cost of Revenues                                                 (902,055)
                                                               -----------
Gross profit                                                     2,998,040


Operating expenses:
    Sales and marketing                                          3,396,977
    Research and development                                       715,591
    General and administrative                                   1,800,021
                                                               -----------
Total operating expenses                                         5,912,589

Loss from operations                                           (2,914,549)

Other income (expense):
    Interest expense                                               (6,870)
    Interest and Investment income                                 231,826
                                                               -----------
Net loss                                                      $(2,689,593)
                                                               ===========

Basic and diluted net loss per common share                        $(0.10)
                                                               ===========

Number of shares used in computed basic
  and diluted loss per share                                    26,771,230
                                                               ===========


Because the Registrant and Market Guide were not historically under common control or management, historical combined results may not be indicative of, or comparable to, future performance.